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                                                                    EXHIBIT 10.3

               AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT BETWEEN
                     ADELPHIA COMMUNICATIONS CORPORATION AND
                            TIME WARNER NY CABLE LLC

          This Amendment No. 3, dated June 26, 2006 (this "Amendment"), amends the Asset Purchase Agreement, between Adelphia Communications Corporation ("Seller") and Time Warner NY Cable LLC ("Buyer"), dated as of April 20, 2005, as amended by Amendment No.1, dated June 24, 2005, Amendment No. 2, dated June 21, 2006 and as otherwise amended to date (as so amended, the "TWNY Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the TWNY Purchase Agreement.

          WHEREAS, the parties hereto desire to amend the TWNY Purchase Agreement pursuant to Section 9.2 thereof to clarify certain provisions contained therein.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. (a) Prior to the 20th day but no earlier than the first day of the month during which Buyer and Friendco, after consultation with Seller, reasonably anticipate the Closing to occur, Buyer and Friendco may deliver to Seller a written notice signed by both Buyer and Friendco (the "Sysprin Split Notice") instructing Seller to split the eleven (11) billing "Sysprins" set forth on Annex 1 hereto (each, a "Split Sysprin"), such split to occur on the 21st day of such month (the "Sysprin Split Date") or as soon thereafter as possible but not later than the 29th day of the month in which the Sysprin Split Notice is delivered (except to the extent so delayed as a result of causes or circumstances beyond the reasonable control of Seller, including, without limitation, the fault of any third party provider). For purposes of this Amendment, "Sysprin" means a so-called sysprin or billing corp database containing subscriber information (e.g., address, CPE, services, rates) for a given geographic area. During the period prior to the Sysprin Split Date, Seller, in cooperation with Buyer and Friendco, shall plan the implementation of and test the accuracy of the processes utilized to perform the Sysprin splits. If a Sysprin Split Notice is timely delivered, then on the Sysprin Split Date (and, if the split does not occur on such date, thereafter until completed), Seller shall use its reasonable commercial efforts to cause each Split Sysprin to be split according to the franchise areas (or where such Split Sysprin contains less than the entire applicable franchise area, according to the applicable franchise tax areas) in such Split Sysprin as set forth on Annex 1 hereto; it being understood that Seller will not bear any responsibility for any failure in performing any Sysprin split that is planned, tested and implemented in cooperation with Buyer and Friendco to the extent such failure results from causes or circumstances beyond the reasonable control of Seller.

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          (b) No later than 5 calendar days after the date hereof, Seller shall provide Buyer a price quote from each of its applicable billing vendors stating the cost to perform the Sysprin splits; provided, that Seller shall utilize any discounted or free split rights available to it. Buyer shall reimburse Seller at the first to occur of the Closing and the termination of the TWNY Purchase Agreement for all out-of-pocket costs of performing the splits as were pre-approved by Buyer in writing (such approval or disapproval to be provided no later than 10 calendar days following delivery by Seller of a request therefor); provided, however, that if Buyer disapproves of such costs, Buyer and Seller shall negotiate in good faith to resolve such disagreement within 15 calendar days following such disapproval; and provided further, that if termination results in an obligation on the part of Seller to pay a termination fee to Buyer pursuant to Section 8.5(b) of the TWNY Purchase Agreement, Buyer shall have no obligation to reimburse Seller for its costs incurred pursuant to paragraph 1(a) and this paragraph 1(b).

          (c) If the Closing does not occur in the calendar month in which the Sysprin Split Date occurs or the calendar month immediately thereafter, then, with respect to each Split Sysprin, (i) the Eligible Basic Subscribers in such Split Sysprin shall be calculated (including with respect to the definitions of "Measurement Date", "Qualified Customer" and "Permitted Promotion") as if the Closing and Closing Date had occurred on the last Business Day in the calendar month following the calendar month in which the Sysprin Split Date occurred and
(ii) the number of Eligible Basic Subscribers so calculated shall be reduced by the "Subscriber Loss" for each month that elapses from the Sysprin Split Date through the Measurement Date (as such Measurement Date is determined in accordance with the TWNY Purchase Agreement based on the actual Closing Date). As used herein, "Subscriber Loss" means, for each monthly period, 0.25% of the number of Eligible Basic Subscribers in the Split Sysprins as determined in accordance with clause (i) of the preceding sentence. For the avoidance of doubt, if the Closing occurs in the calendar month in which the Sysprin Split Date occurs or the calendar month immediately thereafter, then the Eligible Basic Subscribers in such Split Sysprin shall be calculated in accordance with the TWNY Purchase Agreement without giving effect to this Section 1(c), but subject to Section 1(d) hereof.

          (d) Buyer and Seller agree that, to the extent that, solely as a result of the Sysprin split described above, payments by individual Basic Subscribers in any Split Sysprin are not able to be accurately tracked by the Subscriber Accounting System to determine whether the Qualified Customer test in clause (C)(2) of the definition of Eligible Basic Subscriber (in the TWNY Purchase Agreement) is satisfied, and such test cannot otherwise be performed without Seller incurring any incremental out-of-pocket expenses that are not reimbursed by Buyer, then all such Basic Subscribers that would otherwise be subject to such Qualified Customer test and that cannot be accurately tracked in such Split Sysprin shall be deemed Qualified Customers for that test; it being understood that all such Basic Subscribers shall remain subject to the remaining


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tests of the Eligible Basic Subscriber definition, including the remaining requirements of such clause (C)(2) that such Basic Subscriber not be subject as of the Measurement Date (or deemed Measurement Date, to the extent applicable, under Section 1(c) hereof) to any discount or promotion other than a Permitted Promotion or Historic Promotion.

     2. At Buyer's request, Seller shall, on behalf of Buyer, issue a deconversion notice to CSG Systems, Inc. ("CSG") and/or DST Innovis, Inc. ("DST") pursuant to the applicable agreement with CSG or DST to terminate, effective as of 30 days following the Closing or the MCE Closing (as applicable), CSG's or DST's services with respect to the Acquired Systems designated by Buyer; provided, that Buyer shall reimburse Seller at the Closing for any out-of-pocket costs or expenses incurred by Seller or any of its Affiliates arising out of or resulting from such deconversion notice.

     3. (a) Schedule 5.8(a)(ii) of the Seller Disclosure Schedule shall be amended by renumbering numbered paragraph 2 as numbered paragraph 3 and deleting numbered paragraph 1 and replacing it in its entirety with the following:

          "1. All Employees of Adelphia Media Services who are currently identified by job function, description or title, or otherwise noted, on this
Schedule 5.8(a)(ii) of the Seller Disclosure Schedule, other than the Employees listed on Exhibit A hereto or the successor to the position of an Employee listed on Exhibit A hereto (each such Employee on Exhibit A or his successor, a "Designated AMS Employee"), and

          2. All corporate and regional Employees who are currently identified by job function, description or title, or otherwise noted, on this Schedule 5.8(a)(ii) of the Seller Disclosure Schedule, other than the Employees listed on Exhibit B hereto or the successor to the position of an Employee listed on Exhibit B hereto (each such Employee on Exhibit B or his successor, a "Designated Regional Employee")."

          (b) Schedule 5.8(a)(ii) is hereby further amended by adding a new Exhibit A and Exhibit B to such Schedule at the end thereof in the form of Exhibit A and Exhibit B to this Amendment, respectively.

          (c) Notwithstanding the provisions of Section 5.8(d) of the TWNY Purchase Agreement, Seller shall reimburse Buyer on a dollar-for-dollar basis for any reasonable costs incurred by Buyer or its Affiliates, including the payment of severance, to the extent resulting from any termination of employment of or by any Designated Regional Employee with Buyer or its Affiliates, which termination occurs on or prior to the ninetieth (90th) calendar day following the Closing Date other than to the extent (i) such termination results from Buyer's or any of its Affiliates' conduct that is in violation of applicable Law; it being understood that only a determination by a court or arbitrator of competent jurisdiction that arises as a result of any employment-related action shall be determinative for purposes of this clause (i) (in which case Buyer shall be


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responsible for all Liabilities to the extent resulting from such conduct except that the payment of severance under Buyer's or its Affiliates' severance plans shall be reimbursed regardless of Buyer's or its Affiliates' conduct), (ii) such amount is included in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount for the Specified Business in which such Transferred Employee is employed or (iii) except pursuant to the Exchange, arising in connection with any disposition of any system following the Closing (the "Regional Employees Reimbursement Obligation"). The Regional Employees Reimbursement Obligation shall (A) to the extent permitted by law, be payable as an administrative expense under section 507(a)(1) of the Bankruptcy Code and, in any event, shall be payable by the Seller (and its successors under any plan of reorganization of Seller) from the applicable Reserve (as defined below) and, to the extent that the applicable Reserve is insufficient, from funds other than the Escrow unless the Buyer shall, in its sole discretion, elect to utilize funds in the Escrow, (B) constitute Excluded Liabilities under the TWNY Purchase Agreement, including for purposes of Section 7.2(a)(iii) of the TWNY Purchase Agreement, and (C) in no event be subject to the Cap Amount or otherwise be considered in calculating the Cap Amount. For purposes of reserving for its obligations under this Section 3(c), Seller shall establish reserves pursuant to an order of the Bankruptcy Court prior to Closing in an amount equal to $383,000 in respect of the Group 1 Business (the "Group 1 Reserve") and equal to $484,000 in respect of the Group 2 Business (the "Group 2 Reserve"; each of the Group 1 Reserve and the Group 2 Reserve, a "Reserve"). No later than 120 calendar days following the Closing, Buyer shall provide Seller a list of all Designated Regional Employees whose termination of employment following the Closing Date has given rise to a Regional Employee Reimbursement Obligation and a good faith estimate of the severance payment owed to each such Designated Regional
Employee. For the avoidance of doubt, references in this Section 3(c) to Buyer and its Affiliates shall be deemed to include references to Friendco and its Affiliates to the extent that any Designated Regional Employee is hired by Friendco or its Affiliates pursuant to the Exchange Agreement.

          (d) The seventh sentence of Section 5.8(a) of the TWNY Purchase Agreement shall be amended in its entirety to read as follows:

          "As promptly as practicable, but no later than 15 Business Days prior to the Closing Date, Buyer shall provide to Seller a list of the Applicable Employees who do not satisfy the Background Check, by job position or name and region, and as to whom Buyer as a result of such Background Check failure has not made offers of employment pursuant to this Section 5.8(a)."

          (e) The first two sentences of Section 5.7(e) of the TWNY Purchase Agreement (Employee Withholding and Reporting Matters) shall be amended in their entirety to read as follows:


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          "With respect to the calendar year in which the Closing Date occurs,
          Seller shall retain responsibility for preparing and filing all Forms W-2, Wage and Tax Statements, Forms 941, Employer's Quarterly Federal Tax Return, Forms W-4, Employee's Withholding Allowance Credit, Forms W-5, Earned Income Credit Advance Payment Certificate and all Forms 1099 required with respect to compensation earned by Employees, including Transferred Employees, through the Closing Date. Seller and Buyer agree to comply with the procedures described in Section 4 of the Revenue Procedure 2004-53."

          (f) Schedule 1.1(c) to the TWNY Purchase Agreement is hereby amended by moving item 4 on such Schedule from the Group 1 Business to the Group 2 Business.

     4. Schedule A to the TWNY Purchase Agreement is hereby amended as follows:

          (a) Part 1 of Schedule A to the TWNY Purchase Agreement shall be amended by inserting a row as follows:

               3 1579 MENDON, TOWN OF, VT. (MTN. CABLE) VT 178 BUCKET 3 0

          (b) Part 2A of Schedule A to the TWNY Purchase Agreement shall be amended by inserting a row as follows:

               4 1247 LODI, TOWNSHIP OF, OH OH 367 BUCKET 4 0

     5. Schedules 1.1(i), 1.1(s)(i) and 3.2(b) of the Seller Disclosure Schedule shall each be amended, which amendment shall be deemed to be (other than with respect to Section 3.15(a) of the TWNY Purchase Agreement) as of the date of the TWNY Purchase Agreement, by deleting the references to "TV Gateway, LLC" and the corresponding disclosure and, in each case, replacing such disclosure with the word "[Reserved]".

     6. Schedule 2.2(j) of the Seller Disclosure Schedule shall be amended by inserting the following disclosure as item 20 to such disclosure schedule, which shall be deemed (other than with respect to Section 3.15(a) of the TWNY Purchase Agreement) to have been included in the Seller Disclosure Schedule as of the date of the TWNY Purchase Agreement:


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
20.   TV Gateway, LLC (n/k/a     Seller holds 843,547 units, which represent
      Sedna Patent Services,     2.03% of all outstanding units of Sedna
      LLC), a Delaware limited   Services
      liability company

     7. Schedule 3.2(c) of the Seller Disclosure Schedule shall be amended by inserting the following disclosure as item 16 to such disclosure schedule, which shall be deemed (other than with respect to Section 3.15(a) of the TWNY Purchase Agreement) to have been included in the Seller Disclosure Schedule as of the date of the TWNY Purchase Agreement:

16.   TV Gateway, LLC (n/k/a     Seller holds 843,547 units, which represent
      Sedna Patent Services,     2.03% of all outstanding units of Sedna
      LLC), a Delaware limited   Services
      liability company

     8. Except as specifically amended by this Amendment, the TWNY Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the TWNY Purchase Agreement, and the TWNY Purchase Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

     9. This Amendment shall be governed by and construed in accordance with the TWNY Purchase Agreement.

     10. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.


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          IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

                                        ADELPHIA COMMUNICATIONS CORPORATION


                                        By: /s/ Vanessa Wittman
                                            ------------------------------------
                                        Name: Vanessa Wittman
                                        Title: Executive VP and Chief
                                               Financial Officer


                                        TIME WARNER NY CABLE LLC


                                        By: /s/ Satish R. Adige
                                            ------------------------------------
                                        Name: Satish R. Adige
                                        Title: Senior Vice President Investments


Acknowledged and Approved:

COMCAST CORPORATION


By: /s/ Robert S. Pick
    ---------------------------------
Name: Robert S. Pick
Title: Senior Vice President

                [Signature Page of Amendment No. 3 to TW NY APA]